Exhibit 99.1


 Company: Jack Henry & Associates, Inc.   Analyst Contact:  Kevin D. Williams
          663 Highway 60, P.O. Box 807            Chief Financial Officer
          Monett, MO 65708                        (417) 235-6652

                                          IR Contact:  Jon Seegert
                                                  Director Investor Relations
                                                  (417) 235-6652
 FOR IMMEDIATE RELEASE

 JACK HENRY & ASSOCIATES EXPANDS OFFERINGS BY ADDING ATM MANAGEMENT SOLUTIONS
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                    JKHY TO ACQUIRE E-CLASSICSYSTEMS, INC.
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 Monett, MO and Norwood, MA - April 12, 2004 - Jack Henry & Associates,  Inc.
 (Nasdaq: JKHY), a leading provider of integrated technology solutions that perform data processing for financial institutions, today announced it has signed agreements to purchase e-ClassicSystems, Inc. ("e-Classic"). The terms of the transaction were not disclosed. e-Classic is a premier provider of a suite of software products developed to enable institutions to manage the complete operations and accounting of their ATM networks.

 Headquartered in Norwood, MA, privately held e-Classics is a profitable company with experience in ATM management products for financial institutions and ISO's. e-Classic flagship software solution, ATM Manager Pro[R], will be targeted to all of our existing financial institutions, non-core financial institutions and independent sales organizations (ISO's) which operate ATM networks. The product suite offers six fully-integrated modules addressing all facets of ATM management.

 "We continue to look for complementary products that meet the needs of our financial institution customers and allow them to operate more efficiently and profitably and at the same time expand our potential market," said Michael E. Henry, Chairman and CEO of JKHY. "After researching the capabilities associated with this suite of products in the marketplace and the expected benefits of this type product for our customers, we concluded that e-Classics was a good fit for our existing and future customer base."

 e-Classic currently employs 16 individuals in the greater Boston area. "e-Classics will continue to operate as a wholly-owned subsidiary and will market products and services to all of our existing financial institution customers and to non-core ISO customers," said Jack Prim, President of JKHY. "We expect to retain all of the e-Classics team, and add additional personnel as we generate new sales by cross-selling to our existing customers and adding new footprints outside our current base."

 "The focus and mission of our company is to provide best-of-breed software and services to deployers of ATMs and other self-service devices. We are delighted to be joining the Jack Henry & Associates team, whose corporate culture and dedication to excellence mirrors our own," said Tom Meurer, President of e-Classic. "Our employees and customers will not only continue to receive excellent service, but also will benefit from the expanded financial and technological resources of an industry leader."

 "The flagship product, ATM Manager Pro is a first-of-its-kind solution for complete ATM business management. The superior level of products coupled with the anticipated revenue growth and margin contribution, warranted a premium valuation," said Kevin D. Williams, CFO of JKHY. "We are confident that e-Classic will be slightly accretive to earnings this fiscal year and that it will continue to expand and increase benefits to our stockholders and customers in the future."


 About Jack Henry & Associates

 Jack Henry & Associates, Inc. provides integrated computer systems and processes ATM and debit card transactions for banks and credit unions. Jack Henry markets and supports its systems throughout the United States and has over 3,000 customers nationwide. For additional information on Jack Henry, visit the company's web site at www.jackhenry.com.


 Statements made in this news release that are not historical facts are forward-looking information. Actual results may differ materially from those projected in any forward-looking information. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated by any forward-looking information. Additional information on these and other factors, which could affect the Company's financial results, are included in its Securities and Exchange Commission (SEC) filings on Form 10-K, and potential investors should review these statements. Finally, there may be other factors not mentioned above or included in the Company's SEC filings that may cause actual results to differ materially from any forward-looking information.


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